Exhibit 10.3

Loan Agreement

Bendon Limited (Borrower)

Each party listed at Schedule 1 (Guarantors)

Naked Brand Group Limited (Lender)

Level 20, MLC Centre

19 Martin Place

Sydney NSW 2000

Australia

T	+612 9231 4996
F	+61 2 9163 3000

Ref: RGS:22100885

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Contents

1.	Definitions and interpretation	1

2.	Loan commitment	7

3.	Purpose of Loan	7

4.	Conditions precedent	7

5.	Drawdown	8

6.	Interest	8

7.	Repayment	9

8.	Payments	10

9.	Representations	11

10.	Positive undertakings	12

11.	Negative undertakings	13

12.	Trust Deed undertakings	14

13.	Default	14

14.	Guarantee and Indemnity	15

15.	Indemnity	18

16.	Costs	18

17.	Senior Facility	18

18.	General provisions	19

Schedule 1 – Guarantors		22

Schedule 2 - Documentary conditions precedent		23

Schedule 3 – Drawdown Notice		24

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Details

Part 1 – Parties

Parties	The Borrower, each Guarantor and the Lender

Lender	Party	Naked Brand Group Limited

	Australian Company No.	619 054 938

	Attention	Kel Fitzalan

	Address for services of notices	Unit 7, 35-39 William Street, Double Bay NSW 2028

Borrower	Party	Bendon Limited

	New Zealand Company No.	110935

	Attention	Justin Davis-Rice and Anna Johnson

	Address for services of notices	8 Airpark Drive, Airport Oaks, Auckland , New Zealand

Guarantor	Party	Each entity listed in Schedule 1

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Part 2 – Facility Details

Commitment Amount	$7,000,000

Purpose	To fund the working capital and other general corporate purposes of the Obligors, provided that the proceeds of the Loan may not be used to fund or refinance any part of the Purchase Price paid by the Purchasers (each as defined in the SSA).

Expiry Date	5 years from the Transaction Completion Date.

Higher Rate	The aggregate of: (a) the Interest Rate; and (b) 2.00%.

Interest Rate	The aggregate of: (a) the Prescribed Rate; and (b) 0.5%.

Interest Period	A calendar quarter, except that the first Interest Period will be the period commencing on the Drawdown Date and ending on the last day of the then current calendar quarter.

General Security Deed	The ‘General Security Deed’ dated on or around the date of this agreement between the Lender (as secured party), the Borrower and each Guarantor (as grantors).

Governing Law and Jurisdiction	State of New South Wales, Australia

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Loan Agreement

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

Unless the context otherwise requires terms in bold type in the Details have the meaning shown beside them. In addition, the following definitions apply unless the context otherwise requires:

Authorised Officer means, in respect of a party, a director or secretary of the party or a person appointed by the party to act as an Authorised Officer under each Finance Document.

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia or Auckland, New Zealand.

Claim includes any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of whatever nature however arising and whether present or future, fixed or unascertained, actual or contingent and whether at law, in equity, under statute or otherwise.

Commitment Amount has the meaning given to it in the Details.

Commitment Period means the period commencing on the date of this agreement and ending on the Expiry Date.

Companies Act means the Companies Act 1993 (NZ).

Contractual Consent means any consent required under a contract to which an Obligor is a party which if not obtained would result in the Obligor committing a breach of that contract by entering into or performing this agreement or the General Security Deed.

Constituent Documents means the constitution or similar document of a corporate body.

Corporate Consent means any consent required by the Borrower or an Obligor to enter into or perform this agreement or the General Security Deed under its Constituent Documents or by the general corporate law.

Corporations Act means the Corporations Act 2001 (Cth).

Debt means from time to time the amount of the Loan outstanding together with interest and all other money actually or contingently payable by the Borrower to the Lender under this agreement and includes any part of that money.

Default Event means any of the events described in clause 13.1.

Details means the details page set out at the beginning of this agreement.

Disposal means any sale, assignment, transfer, lease or other disposal, or grant of any interest whether:

(a)	in a single transaction or in a series of transactions (whether related or not); or

(b)	voluntarily or involuntarily.

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Drawdown Date means the date specified in a Drawdown Notice as the date on which the Loan is to be advanced.

Drawdown Notice means a written notice substantially in the form set out in Schedule 3 given by the Borrower to the Lender under and in accordance with this agreement requesting that the Loan be advanced to the Borrower under this agreement.

Expiry Date has the meaning given to it in the Details.

Finance Document means:

(a)	this agreement; and

(b)	the General Security Deed.

General Security Deed has the meaning given to it in the Details.

Governmental Consent means any consent required from a Government or governmental agency to permit the Borrower to enter into and perform this agreement or an Obligor to enter into and perform its obligations under the General Security Deed.

GST has the meaning given by section 195-1 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantor means each entity specified in Schedule 1.

Higher Rate has the meaning given to it in the Details.

Insolvency Event means the happening of any of the following events:

(a)	an application is made to a court for an order or an order is made appointing a liquidator or a provisional liquidator or proceedings are commenced or a resolution passed or proposed in a notice of meeting for any of those things;

(b)	proceedings are initiated with a view to obtaining an order for the winding up or similar process, or an order is made or any effective resolution is passed for winding up, deregistration or dissolution;

(c)	except for a solvent reconstruction, a party resolves to enter into a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any class of its creditors;

(d)	a receiver or controller is appointed to or over or takes possession of all or a substantial part of the assets or undertakings of a party;

(e)	a person is or is deemed or presumed by law or a court to be insolvent;

(f)	a person takes any steps to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator or trustee in bankruptcy is appointed;

(g)	any of the following occurs in respect of an individual:

(i)	the individual commits an act of bankruptcy or enters into any assignment, arrangement or composition with any creditors; or

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(ii)	the individual dies or becomes incapable of managing its own affairs by reason of mental or other condition; or

(h)	anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

Interest Period means, in relation to the Loan, the period of time commencing on the Drawdown Date and having the duration specified in the Details or the period determined by the Lender subject to the following:

(a)	no Interest Period may expire after the Expiry Date;

(b)	if any Interest Period ends on a day which is not a Business Day that Interest Period will mature on the immediately preceding Business Day; and

(c)	subsequent Interest Periods in respect of the Loan commence on the last day of the immediately preceding Interest Period.

Interest Rate has the meaning given to it in the Details.

Liability includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatever nature however and whenever arising but excluding consequent or indirect losses, economic loss or loss of profits.

Loan means at any time the principal amount of the advance made under this agreement then outstanding.

Material Adverse Effect means a material adverse effect on:

(a)	the property, business or financial condition of the Obligors (taken as a whole);

(b)	the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents;

(c)	the priority, validity or enforceability of the whole or any part of any Finance Document; or

(d)	any rights or remedies of the Lender under the Finance Documents.

Net Proceeds means the consideration received by the Borrower in respect of the Disposal of all or any part of the business, undertaking or assets of the Borrower (excluding GST), less:

(a)	all reasonable costs, fees and expenses properly incurred by the Borrower in arranging and effecting the Disposal; and

(b)	in the case of an Exit Event (as defined in the SSA), that amount of the SSA Net Proceeds that are required to be paid to the Seller (as defined in the SSA) under the SSA.

Obligors means the Borrower and each Guarantor and Obligor means any of those parties.

Permitted Encumbrance means:

(a)	any security interest existing as at the Transaction Completion Date;

(b)	the Senior Security;

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(c)	any banker’s lien or right of set-off or combination arising by operation of law over property or money deposited with a bank of financial institution in the ordinary course of an Obligor’s ordinary business;

(d)	any netting or set-off arrangement (other than in connection with financial accommodation) entered into by an Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances across its accounts;

(e)	any lien arising by operation of law and in the ordinary course of trading so long as the debt it secures is paid when due or contested in good faith and appropriately provisioned;

(f)	any security interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to an Obligor in the ordinary course of trading and on the supplier’s standard or usual terms (or on terms more favourable to the Obligor) so long as the debt it secures is paid when due or contested in good faith and sufficient reserves of liquid assets have been set aside to pay the debt if the contest is unsuccessful;

(g)	any security interest arising as a consequence of any lease permitted pursuant to paragraph (e) of the definition of Permitted Financial Indebtedness;

(h)	any payment or close out netting or set-off arrangement pursuant to any hedging arrangement entered into by an Obligor which constitutes Permitted Financial Indebtedness; and

(i)	a deemed security interest under section 12(3) of the Personal Property Securities Act 2009 (Cth) or section 17(1)(b) of the Personal Property Securities Act 1999 (NZ), in each case, which does not secure payment or performance of an obligation.

Permitted Financial Indebtedness means:

(a)	any financial indebtedness arising under the Finance Documents;

(b)	any financial indebtedness arising under the Senior Finance Documents, provided that the principal amount of that financial indebtedness does not exceed $9,000,000;

(c)	any financial indebtedness arising under any foreign exchange or interest rate hedging arrangement, provided that the arrangement is not entered into for speculative purposes;

(d)	any financial indebtedness owed by one Obligor to another Obligor;

(e)	any financial indebtedness incurred under any lease or hire purchase contract entered into in the ordinary course of business, including in respect of vehicles, plant, offices, warehouses, equipment or computers;

(f)	any financial indebtedness arising in respect of treasury or other cash management facilities (including credit card facilities) and other banking arrangements of any Obligor entered into in the ordinary course of ordinary business where the total amount of such financial indebtedness does not exceed $500,000 (or its equivalent) in aggregate for the Obligors;

(g)	any guarantee executed pursuant to Part 2M.6 of the Corporations Act; and

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(h)	any other financial indebtedness incurred in the ordinary course of ordinary business that does not at any time exceed $500,000 (or its equivalent) in aggregate for the Obligors.

Pleasure State Unit Trust means the Pleasure State Unit Trust created pursuant to the Trust Deed.

Prescribed Rate means:

(a)	prior to the date of the Senior Facility Agreement, 4.5% per annum; and

(b)	on and from the date of the Senior Facility Agreement, the interest rate payable by the Borrower or a Related Entity pursuant to the Senior Facility Agreement.

Priority and Subordination Deed has the meaning given to it in clause 16.2.

Related Entity of an entity has the same meaning as in the Corporations Act.

Secured Moneys means all moneys due from or payable by the Borrower to the Lender under this agreement or payable by any party to the Lender under the General Security Deed.

Secured Property means all of the present and future assets and property of any Obligor subject to the General Security Deed to secure repayment of the Secured Moneys.

Senior Facility has the meaning given to it in clause 16.1.

Senior Facility Agreement means the facility agreement under which the Senior Facility is made available.

Senior Finance Document means the Senior Facility Agreement and any ‘Finance Document’ as defined in the Senior Facility Agreement.

Senior Lender has the meaning given to it in clause 16.1.

Senior Security has the meaning given to it in clause 16.1.

SSA means the Share Sale Agreement between the Lender (as vendor), JADR Holdings Pty Limited (ACN 151 656 192) as trustee for the DR Family Trust No 2 and Matana Intimates Holdings Trustee Limited (NZ Company Number 8156011) as trustee for Matana Intimates Holding Trust (as purchasers) and the Borrower, for all of the issued shares in the Borrower.

SSA Net Proceeds means the ‘Net Proceeds’ as defined in the SSA.

Transaction Completion Date means the Completion Date as defined in the SSA.

Trust Deed means the document titled ‘Pleasure State Unit Trust Constitution’ which establishes the Pleasure State Unit Trust dated 13 May 2004, as amended by a Deed Poll for Variation of Trust dated 12 August 2011.

1.2	Interpretation

In this agreement unless the context otherwise requires:

(a)	clause and subclause headings are for reference purposes only;

(b)	the singular includes the plural and vice versa;

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(c)	words denoting any gender include all genders;

(d)	reference to a person includes any other entity recognised by law and vice versa;

(e)	references to time are to the time in Sydney, Australia;

(f)	where a word or phrase is defined its other grammatical forms have a corresponding meaning;

(g)	any reference to Dollars, NZD and $ means New Zealand dollars.

(h)	any reference to a party to this agreement includes its successors and permitted assigns;

(i)	any reference to any agreement or document includes that agreement or document as amended at any time;

(j)	the use of the word includes or including is not to be taken as limiting the meaning of the words preceding it;

(k)	the expression at any time includes reference to past, present and future time and the performance of any action from time to time;

(l)	an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(m)	an agreement, representation or warranty on the part of two or more persons is for the benefit of them jointly and severally;

(n)	reference to an item is a reference to an item in the schedule to this agreement;

(o)	reference to an exhibit, annexure, attachment or schedule is a reference to the corresponding exhibit, annexure, attachment or schedule in this agreement;

(p)	when a thing is required to be done or money required to be paid under this agreement on a day which is not a Business Day, the thing must be done and the money paid on the immediately preceding Business Day;

(q)	a reference to ‘subsists or subsisting’ or any similar expression in relation to a Default Event indicates an Default Event which has not been rectified by the Borrower or waived by the Lender in accordance with the terms of the Finance Documents and to the satisfaction of the Lender;

(r)	reference to a month is, where that month is the last month to occur in any period, a reference to a period starting on the relevant date in a calendar month and ending on the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the next calendar month, the period will end on the last Business Day in that calendar month, and

(s)	reference to a statute:

(i)	includes all regulations and amendments to that statute and any statute passed in substitution for that statute or incorporating any of its provisions to the extent that they are incorporated;

(ii)	with (Cth) following it means an Australian statute; and

(iii)	with (NZ) following it means a New Zealand statute.

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1.3	Joint and several liability

The expression “Obligor” refers to each person identified as an Obligor, and the obligations of the Obligors under this agreement bind them jointly and severally.

1.4	Priority and Subordination Deed

With effect from the date on which the Priority and Subordination Deed is put in place, this agreement will be subject to the Priority and Subordination Deed.

2.	Loan commitment

The Lender agrees to make the Loan to the Borrower during the Commitment Period of a principal amount equal to the Commitment Amount:

(a)	on the terms and conditions of this agreement;

(b)	relying on the representations made in this agreement; and

(c)	relying on the General Security Deed.

3.	Purpose of Loan

(a)	The Borrower must apply the proceeds of the Loan for the purpose set out in the Details.

(b)	The Lender has no responsibility to the Borrower or any other person to monitor or verify the Borrower’s application of the proceeds of the Loan and the Lender will have no liability to any person arising from a failure by the Borrower to use the Loan for a purpose specified in this clause.

4.	Conditions precedent

(a)	The Borrower may not give a Drawdown Notice unless:

(i)	the Lender has received, in a form and substance satisfactory to the Lender (acting reasonably) all of the documents and other items listed in Schedule 2; and

(ii)	all fees, costs and expenses then due from the Borrower, including under clause 16, have been paid or will be paid on the Drawdown Date.

(b)	If the Borrower has not provided the Lender with a signed copy of each Finance Document (where applicable, in registrable form together with all fully executed documents and other things necessary to effect registration of them) by the Transaction Completion Date, the Lender may in its absolute discretion cancel the Commitment Amount. For the avoidance of doubt, all fees and reasonable costs incurred by the Lender up to such date is non-refundable to the Borrower.

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5.	Drawdown

5.1	Drawdown notice

The Borrower may request the Loan by giving a Drawdown Notice to the Lender not later than 11.00 am on a Business Day not less than 3 Business Days, or any shorter period agreed by the Lender, prior to the proposed Drawdown Date for the Loan.

5.2	Notice requirements

Each Drawdown Notice must:

(a)	be signed by an Authorised Officer on behalf of the Borrower;

(b)	be effective on receipt by the Lender and when given is irrevocable;

(c)	specify a Drawdown Date, which must be a Business Day not less than 3 Business Days after the date of the Drawdown Notice (or any shorter period agreed by the Lender);

(d)	specify in Dollars the principal amount of the Loan to be drawn; and

(e)	be given so that the Drawdown Date is before the last day of the Commitment Period.

6.	Interest

6.1	Interest

(a)	The Borrower must pay interest on the outstanding Loan in accordance with this provision.

(b)	The interest rate applicable to the Loan in relation to any Interest Period is the Interest Rate.

(c)	Interest accrues on the outstanding principal amount of the Loan from day to day on the amount outstanding from time to time and for the actual number of days elapsed and must be computed on the basis of a year of 365 days.

(d)	Interest is payable by the Borrower to the Lender on the last day of each Interest Period.

6.2	Default interest

(a)	Upon the occurrence of a Default Event and whilst it is subsisting, interest shall accrue on the outstanding Loan on and from the date of the relevant Default Event at the Higher Rate. Any interest accruing under this clause 6.2 shall be immediately payable to the Lender by the Borrower on demand by the Lender.

(b)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each calendar month but will remain immediately due and payable.

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7.	Repayment

7.1	Final repayment

The Borrower must on the Expiry Date:

(a)	repay to the Lender the principal amount of the outstanding Loan; and

(b)	pay to the Lender any accrued but unpaid interest and all other moneys due to the Lender under this agreement.

7.2	Voluntary prepayment

(a)	The Borrower may prepay the Loan, in whole or in part (but, if in part, by a minimum of and in multiples of $100,000), on giving not less than 30 days’ prior notice to the Lender.

(b)	Any notice of prepayment given by the Borrower is irrevocable and the Borrower is bound to prepay in accordance with the notice.

(c)	The Borrower may not voluntarily prepay the Loan except in accordance with this clause 7.2.

7.3	Mandatory prepayments - Disposals

(a)	Subject to clause 7.3(b), if all or any part of the business, undertaking or assets of an Obligor are Disposed of, the Borrower will (to the extent permitted by the Priority and Subordination Deed and to the extent the proceeds are not required to be applied in prepayment of the Senior Facility) procure that an amount equal to the Net Proceeds (up to the amount of the Debt) arising from that Disposal is applied in or towards prepayment of the Loan in accordance with this clause 7, unless the Lender is satisfied (acting reasonably) that such proceeds will be reinvested in comparable or superior assets. The prepayment will be made promptly following receipt by the relevant Obligor of the proceeds of the relevant Disposal.

(b)	Clause 7.3(a) will not apply to Net Proceeds arising from:

(i)	any Disposal for cash consideration of inventory and similar assets in the ordinary course of the ordinary business of an Obligor on arm’s length terms and at fair market value; or

(ii)	the expenditure of cash by an Obligor in the ordinary course of its ordinary business carried on in compliance with the terms of the Finance Documents.

7.4	Mandatory prepayments - Insurance Proceeds

(a)	Subject to clause 7.4(b), if as a result of making a claim under an insurance policy (other than in relation to any business interruption, public liability, directors’ and officers’ liability, workers’ compensation or any other third party liability) any Obligor receives or recovers any proceeds (Insurance Proceeds), the Borrower will (to the extent permitted by the Priority and Subordination Deed and to the extent the proceeds are not required to be applied in prepayment of the Senior Facility) procure that to the extent the Insurance Proceeds exceed $100,000 (or its equivalent) per claim, an amount equal to those Insurance Proceeds is applied in or towards prepayment of the Loan in accordance with this clause 7. The prepayment will be made promptly following the relevant amount being received by the Borrower.

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(b)	If at the time clause 7.4(a) would otherwise apply there is no subsisting Default Event, the Borrower may either:

(i)	apply the insurance proceeds as determined by clause 7.4(a); or

(ii)	in circumstances where the insurance proceeds are received as a result of damage to any part of the Secured Property, use those proceeds for the purposes of reinstatement or replacement of that Secured Property.

7.5	Date for prepayment

If any prepayment of the Loan (in whole or in part) is required under clause 7.3 or clause 7.4, the prepayment will be made promptly following receipt of the proceeds by the Borrower.

7.6	General provisions relating to repayment and prepayment

(a)	Amounts repaid or prepaid in respect of the Loan under any provision of this agreement may not be re-utilised.

(b)	Any repayment or prepayment of any amount under this agreement will be made together with unpaid interest and fees accrued on the amount repaid or prepaid and any amount required to be paid in accordance with clause 16.

8.	Payments

8.1	Payment manner

The Borrower must make any payment to the Lender under this agreement:

(a)	in New Zealand Dollars;

(b)	not later than 11.00 am on the due date for payment;

(c)	by RTGS funds transfer or otherwise in immediately available funds; and

(d)	to the account or place notified at any time and from time to time by the Lender to the Borrower.

8.2	Payment dates

Any payment under this agreement which falls due on a day which is not a Business Day must be made on the immediately preceding Business Day with an appropriate adjustment for interest.

8.3	Set-off exclusion

The Borrower must make any payment under this agreement without any set-off, whether on account of taxes or otherwise, except for any tax deduction or withholding compelled by law.

8.4	Tax indemnity

The Borrower indemnifies the Lender for any tax deduction or withholding required or made from any payment due under this agreement.

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8.5	Currency of account

(a)	Subject to paragraphs (b) and (c) below, the New Zealand dollar is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or taxes shall be made in the currency in which the costs, expenses or taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than New Zealand dollars shall be paid in that other currency.

9.	Representations

9.1	Representations

Each Obligor represents to the Lender that:

(a)	(due incorporation) it is a corporation duly incorporated and validly existing under the law of the country or jurisdiction of its incorporation or registration;

(b)	(corporate power) it has full corporate power to own its assets and to enter into and carry out its obligations under this agreement and the General Security Deed to which it is a party;

(c)	(Corporate Consents) it has procured all Corporate Consents for the execution and performance of this agreement and the General Security Deed to which it is a party;

(d)	(Governmental Consent or Contractual Consent) to the best of its knowledge and belief after due and careful enquiry, no Governmental Consents or Contractual Consents are necessary for its execution and performance of this agreement and the General Security Deed;

(e)	(valid enforcement) this agreement and the General Security Deed to which it is a party has been executed in compliance with its Constituent Documents and (subject to equitable principles and insolvency laws generally affecting creditors’ rights and any applicable stamping and registration) is valid, binding and enforceable against it in accordance with its terms;

(f)	(information true) all facts and information contained in any report or other document given to the Lender at any time by or on behalf of an Obligor in connection with an Obligor, this agreement, or the General Security Deed, was true, accurate, complete and up-to-date in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(g)	(legal and beneficial title) it holds full legal and beneficial title and interest in all its assets and the Secured Property, except where it is trustee of any trust which has been expressly disclosed to the Lender prior to the execution by it of the General Security Deed;

(h)	(Insolvency Event) no Insolvency Event has occurred and is continuing in relation to it or will occur as a result of it entering into any Finance Documents to which it is a party. It is solvent and is able to pay its debts as and when they become due;

(i)	(no financial indebtedness) it does not have any outstanding financial indebtedness except any Permitted Financial Indebtedness or any other financial indebtedness to which the Lender has given its prior written consent;

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(j)	(no encumbrances) it holds all its assets and Secured Property free and clear of any mortgage, charge or other security interest or any other adverse right or interest of any third party, except:

(i)	any security interest created under the General Security Deed;

(ii)	any Permitted Encumbrance; or

(iii)	in relation to real property, any adverse encumbrance or interest, excluding a security interest, specified in any public register prior to the date of the General Security Deed; and

(k)	(trustee) it is not a trustee of a trust or settlement except a trust or settlement expressly disclosed or referred to in the identification of parties section of the applicable Finance Document.

9.2	Survival and repetition of representations and warranties

The representations and warranties in, or given under, this agreement:

(a)	survive the execution of each Finance Document; and

(b)	are taken to be repeated on the Drawdown Date and the last day of each Interest Period with reference to the facts and circumstances then applicable.

9.3	Reliance by the Lender

The Obligors acknowledge that the Lender has entered into each Finance Document to which it is a party in reliance on the representations and warranties given under this agreement, including clause 9.1.

9.4	Reliance by the Obligors and independent advice

(a)	The Obligors acknowledge that they have:

(i)	had the opportunity to obtain their own independent tax, financial and legal advice in relation to each Finance Document. The Obligors acknowledge that if they have not obtained their own independent tax, financial and legal advice they have chosen to not do so; and

(ii)	read and understand the nature of the Finance Documents.

(b)	The Obligors acknowledge that they have not entered into any Finance Document, or any transaction contemplated by a Finance Document, on the basis of or reliance on any representation by the Lender (or any adviser to, or related party of the Lender) other than the representations given by the Lender in the SSA. The Obligors acknowledge that they enter into the Finance Documents of their own free will and not under any duress from the Lender (or any adviser to, or related party of the Lender) or any other person.

10.	Positive undertakings

Each Obligor must at all times during the continuance of this agreement:

(a)	perform any action necessary to maintain its corporate existence in good standing;

(b)	perform any business activity in a proper and efficient manner;

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(c)	keep financial records as required by the Corporations Act or the Companies Act or as directed by the Lender;

(d)	promptly notify the Lender of:

(i)	any Default Event;

(ii)	any legal action in which an Obligor is engaged which if adversely decided against the Obligor would have a material adverse effect on the financial condition of the Obligor or on the Obligor’s capacity to perform its obligations under this agreement;

(iii)	any fact, or series of facts, which would be reasonably likely to affect the ability of the Obligor to perform its obligations under this agreement or under the General Security Deed or materially affect or change the financial condition of the Obligor or the value of any Secured Property;

(iv)	a change in its Authorised Officers, giving specimen signatures of any new Authorised Officer, and giving satisfactory evidence, where requested by the Lender, of the authority of that person;

(e)	without limiting any specific provisions in any other Finance Document, insure and keep insured for their full insurable value all of its assets which would ordinarily be insured or which the Lender requires an Obligor to insure and provide reasonable evidence of this to the Lender upon request; and

(f)	for any purpose relating to this agreement or the General Security Deed, perform any action within its power and control to provide any necessary document, information and assistance to the Lender.

11.	Negative undertakings

No Obligor may at any time during the continuance of this agreement, without the prior written consent of the Lender:

(a)	sell, transfer or otherwise dispose of any of its assets, except for:

(i)	a disposal in the ordinary course of its ordinary business;

(ii)	a disposal to another Obligor;

(iii)	a disposal of obsolete, surplus or redundant assets not required for the efficient operation of its business;

(iv)	any disposal in exchange for assets comparable or superior in value or utility;

(v)	any disposal of cash where the disposal does not breach the other terms of the Finance Documents;

(vi)	any disposal comprised in the grant by it of any lease, licence or other right to occupy or use any real property on arm’s length terms; or

(vii)	any disposal comprised in the grant of any Permitted Encumbrance;

(b)	other than any Permitted Encumbrance, create or permit to subsist any mortgage, charge or other security interest over or affecting any of its assets other than as created under the General Security Deed;

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(c)	create any increased liability by way of financial indebtedness, including any liability in relation to:

(i)	moneys borrowed;

(ii)	any financial accommodation of any nature or description;

(iii)	any deferred purchase price for a period exceeding 90 days of any asset or service other than in the ordinary course of business;

(iv)	any derivative instrument of any nature or description, including any currency, principal or interest rate swap or futures agreement or hedging transaction; or

(v)	any financing transaction of any nature or description, except:

(vi)	any liability for payment of goods and services incurred in the ordinary course of the relevant Obligor’s ordinary business;

(vii)	as permitted under the General Security Deed; or

(viii)	any Permitted Financial Indebtedness;

(d)	provide any financial assistance to any person being a related body corporate of the Borrower within the meaning of the Corporations Act or the Companies Act.

12.	Trust Deed undertakings

In respect of the Pleasure State Unit Trust, notwithstanding any clause in the Trust Deed, PS Holdings No 1 Pty Limited will not instruct or direct Pleasure State Pty Limited in its capacity as trustee of the Pleasure State Unit Trust to do, or refrain from doing, any thing which may breach the terms of this document and/or the General Security Deed.

13.	Default

13.1	Default events

Each of the following is a Default Event for the purposes of this agreement:

(a)	failure by an Obligor to pay any moneys within 3 Business Days of the due date and in the manner specified in any Finance Document;

(b)	failure by an Obligor to perform any of its obligations under any Finance Document, and if that failure is capable of remedy it has not been remedied within 10 Business Days of the earlier of the Obligor becoming aware of its occurrence and the Lender’s notice to the Obligor requiring rectification;

(c)	any representation made or deemed to be made or repeated by an Obligor under or in connection with any Finance Document is incorrect in any material respect and, if the circumstances causing it to be incorrect are capable of remedy, they have not been remedied within 10 Business Days of the earlier of the Obligor becoming aware of the representation being incorrect and the Lender’s notice to the Obligor requiring rectification;

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(d)	any mortgage, charge or other security interest over any asset or assets of any Obligor with an aggregate value exceeding $250,000 becomes enforceable;

(e)	the happening of an Insolvency Event in relation to an Obligor; or

(f)	any event or series of events whether related or not occurs which has or is reasonably likely to have a Material Adverse Effect.

13.2	Default declaration

The Lender may at any time when a Default Event is subsisting:

(a)	declare the Debt to be immediately due and payable whereupon the Debt becomes immediately due and payable;

(b)	cancel the Commitment Amount and terminate any liability of the Lender under this agreement; and/or

(c)	enforce the General Security Deed.

14.	Guarantee and Indemnity

14.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)	undertakes to the Lender that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document (or anything which would have been due if the Finance Document or the amount was enforceable, valid and not illegal), that it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, expense, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount of the cost, expense, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover

Each of paragraphs (a), (b) and (c) is a separate obligation. None is limited by reference to the other.

14.2	Continuing guarantee

This guarantee, undertaking and indemnity is a continuing obligation and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

14.3	Reinstatement

If any payment to or any discharge, release or arrangement given or entered into by the Lender (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event) in whole or in part, then the liability of each Guarantor under this clause 14 will continue or be reinstated as if the discharge, release or arrangement had not occurred and any relevant security shall be reinstated.

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14.4	Waiver of defences

The obligations of each Guarantor under this clause 14 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 14 (without limitation and whether or not known to it or the Lender) including:

(a)	any time, waiver or other concession or consent granted to, or composition with, any Obligor or other person;

(b)	the release or resignation of any other Obligor or any other person;

(c)	any composition or arrangement with any creditor of any Obligor or other person;

(d)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

(f)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(h)	any set off, combination of accounts or counterclaim;

(i)	any insolvency or similar proceedings; or

(j)	this agreement or any other Finance Document not being executed by or binding against any other Obligor or any other party.

References in clause 14.1 to obligations of the Borrower or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

14.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 14. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

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14.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set off or otherwise) by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and each Guarantor will not be entitled to the benefit of the same; and

(b)	without limiting paragraph (a), refrain from applying any moneys received or recovered (by set off or otherwise) from a Guarantor or on account of a Guarantor’s liability under this clause 14 in discharge of that liability and claim or prove against anyone in respect of the full amount owing by the Obligors.

14.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, each Guarantor may not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 14:

(a)	to be indemnified by the Borrower;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which a Guarantor has given a guarantee, undertaking and indemnity under clause 14.1;

(e)	to exercise any right of set-off against any Obligor;

(f)	to claim or prove as a creditor of any Obligor in competition with the Lender; and/or

(g)	in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Obligor.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender or as the Lender may direct for application in accordance with clause 8.

14.8	Additional security

This guarantee, undertaking and indemnity is in addition to and is not in any way prejudiced by any other guarantee, undertaking and indemnity or security now or subsequently held by the Lender.

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15.	Indemnity

The Borrower indemnifies the Lender against, and must reimburse the Lender on demand for, all Claims or Liabilities incurred by the Lender resulting directly or indirectly from any default in payment of any amount due by the Borrower under this agreement or under the General Security Deed, including any principal, interest or costs, or arising out of or resulting from any other Default Event.

16.	Costs

The Borrower indemnifies the Lender against and must reimburse the Lender on demand for, all Claims or Liabilities incurred by the Lender at any time in connection with:

(a)	any amendment to or any consent, claim, demand or waiver given or made under, this agreement or the General Security Deed;

(b)	the rectification of any breach or default by an Obligor under a Finance Document;

(c)	any protection of the General Security Deed and/or Secured Property or legal right, title or interest of an Obligor or the Lender;

(d)	the engagement of any agent by the Lender at any time while a Default Event is subsisting under any provision in or in connection with the General Security Deed or the Secured Property; and/or

(e)	any exercise or enforcement of any right conferred on the Lender by this agreement or the General Security Deed or by law.

17.	Senior Facility

17.1	Priority and subordination arrangements

The Lender acknowledges that it is proposed that:

(a)	a senior debt facility of up to $9,000,000 (the Senior Facility) will be made available to one or more of the Obligors by one or more third party lenders (together, the Senior Lender);

(b)	the Senior Facility will be guaranteed by some or all of the Obligors;

(c)	the facility made available under this agreement will be subordinated to the Senior Facility on terms satisfactory to the Senior Lender and the Lender (acting reasonably);

(d)	the Senior Facility will be secured by security granted by some or all or the Obligors (the Senior Security); and

(e)	the Senior Security will rank in priority to the General Security Deed on terms satisfactory to the Senior Lender and the Lender (acting reasonably).

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17.2	Priority and Subordination Deed

The Lender agrees that, at the time the Senior Facility is put in place, it will:

(a)	enter into documentation satisfactory to it (acting reasonably) and the Senior Lender (together, the Priority and Subordination Deed) to give effect to the priority and subordination arrangements contemplated by clause 16.1; and

(b)	do anything else that the Senior Lender may reasonably require to give effect to those arrangements.

18.	General provisions

18.1	GST

(a)	If GST is payable by a supplier (or by the representative member for a GST group of which the supplier is a member) on any supply made under or in relation to this agreement, the recipient must pay to the supplier an amount (GST Amount) equal to the GST payable on the supply. The GST Amount is payable by the recipient in addition to and at the same time as the net consideration for the supply.

(b)	If a party is required to make any payment or reimbursement, that payment or reimbursement must be reduced by the amount of any input tax credits or reduced input tax credits to which the other party (or the representative member for a GST group of which it is a member) is entitled for any acquisition relating to that payment or reimbursement.

(c)	This clause is subject to any other specific agreement regarding the payment of GST on supplies.

18.2	Duties

(a)	The Borrower must promptly within the initial applicable period prescribed by law pay any duty payable in relation to the execution, performance and registration of this agreement, or any agreement or document executed or effected under this agreement including the General Security Deed.

(b)	The Borrower must indemnify the Lender against any loss incurred by the Lender in relation to any duty specified in this provision, whether through default by the Borrower under this provision or otherwise.

18.3	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, expense, loss or liability arising out of or as a result of the conversion including any discrepancy between:

(A)	the rate of exchange used to convert that Sum from the First Currency into the Second Currency; and

(B)	the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

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18.4	Assignment

No Obligor may transfer or assign any right or liability under any Finance Document to which it is a party and any document or agreement entered into or provided under or in connection with any Finance Document without the prior consent of the Lender. The Lender may transfer or assign its rights under any Finance Document and any document or agreement entered into or provided under or in connection with any Finance Document with the consent of the Borrower which may not be unreasonably withheld.

Despite anything to the contrary in this agreement, if the Lender transfers or assigns its rights under any Finance Document (which requires the consent of the Borrower), the Borrower will not be required to indemnify the new Lender for any tax deduction or withholding which would not have been required but for the transfer or assignment.

18.5	Notices

(a)	Any notice to or by a party under this agreement must be in writing and signed by an Authorised Officer of the sender.

(b)	Any notice may be served by delivery in person or by post or transmission by email to the party’s current email address most recently notified by the recipient to the sender.

(c)	Any notice is effective for the purposes of this agreement upon delivery in person or by post to the recipient before 4.00pm local time on a Business Day in the place in or to which the written notice is delivered or sent or otherwise at 9.00am on the next Business Day following delivery or receipt.

(d)	A communication is given if sent by email at the time recorded on the device at the place of receipt unless the sender received an automated message that the email had not been delivered within four hours after the time that the email was transmitted (as recorded on the device from which the sender sent the email) and will be taken to be signed by the named sender of the email.

18.6	Governing law and jurisdiction

(a)	This agreement is governed by and construed under the laws of the place set out in the Details.

(b)	Any legal action in relation to this agreement against any party or its property may be brought in any court of competent jurisdiction in that place.

(c)	Each party by execution of this agreement irrevocably, generally and unconditionally submits to the non-exclusive jurisdiction of any court specified in this provision in relation to both itself and its property.

18.7	Amendments

Any amendment to this agreement has no force or effect, unless effected by an agreement executed by the parties.

18.8	Third parties

This agreement confers rights only upon a person expressed to be a party, and not upon any other person.

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18.9	Precontractual negotiation

This agreement:

(a)	expresses and incorporates the entire agreement between the parties in relation to its subject matter, and all the terms of that agreement; and

(b)	supersedes and excludes any prior or collateral negotiation, understanding, communication or agreement by or between the parties in relation to that subject matter or any term of that agreement.

18.10	Further assurance

Each party must execute any document and perform any action necessary to give full effect to this agreement, whether before or after performance of this agreement.

18.11	Continuing performance

(a)	The provisions of this agreement do not merge with any action performed or document executed by any party for the purposes of performance of this agreement.

(b)	Any representation in this agreement survives the execution of any document for the purposes of, and continues after, performance of this agreement.

(c)	Any indemnity agreed by any party under this agreement:

(i)	constitutes a liability of that party separate and independent from any other liability of that party under this agreement or any other agreement; and

(ii)	survives and continues after performance of this agreement.

18.12	Waivers

Any failure by any party to exercise any right under this agreement does not operate as a waiver and the single or partial exercise of any right by that party does not preclude any other or further exercise of that or any other right by that party.

18.13	Remedies

The rights of a party under this agreement are cumulative and not exclusive of any rights provided by law.

18.14	Severability

Any provision of this agreement which is invalid in any jurisdiction is invalid in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this agreement or the validity of that provision in any other jurisdiction.

18.15	Counterparts

This agreement may be executed in any number of counterparts, all of which taken together are deemed to constitute one and the same agreement.

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Schedule 1 – Guarantors

[Omitted]

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Schedule 2 - Documentary conditions precedent

[Omitted]

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Schedule 3 – Drawdown Notice

[Omitted]

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Signing page

Executed as a deed.

Dated

Lender Executed by NAKED BRAND GROUP LIMITED ACN 619 054 938 under section 127 of the Corporations Act by its duly authorised officers:
Signature of Director	Signature of Director/Secretary
Name of Director (Block Letters)	Name of Director/Secretary (Block Letters)

Borrower Signed sealed and delivered by BENDON LIMITED NZ Company no. 1100935 by its sole director in the presence of:
Signature of Witness	Signature of Sole Director
Name of Witness (Block Letters)	Name of Sole Director (Block Letters)

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Guarantors Executed by BENDON PTY LIMITED ACN 001 222 064 under section 127 of the Corporations Act by:
Signature of Sole Director and Company Secretary
Name of Sole Director and Company Secretary (Block Letters)

Executed by BENDON HOLDINGS PTY LIMITED ACN 094 492 841 under section 127 of the Corporations Act by:
Signature of Sole Director and Company Secretary
Name of Sole Director and Company Secretary (Block Letters)

Executed by BENDON RETAIL PTY LTD ACN 149 125 388 under section 127 of the Corporations Act by:
Signature of Sole Director and Company Secretary
Name of Sole Director and Company Secretary (Block Letters)

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Executed by BENDON INTIMATES PTY LIMITED ACN 153 498 116 under section 127 of the Corporations Act by:
Signature of Sole Director and Company Secretary
Name of Sole Director and Company Secretary (Block Letters)

Executed by PLEASURE STATE PTY LIMITED ACN 108 588 076 in its own capacity and as trustee for PLEASURE STATE UNIT TRUST ABN 20 730 241 229 under section 127 of the Corporations Act by:
Signature of Sole Director and Company Secretary
Name of Sole Director and Company Secretary (Block Letters)

Executed by PS HOLDINGS NO 1 PTY LIMITED ACN 142 982 483 under section 127 of the Corporations Act by:
Signature of Sole Director and Company Secretary
Name of Sole Director and Company Secretary (Block Letters)

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Signed sealed and delivered by BENDON RETAIL LIMITED NZ Company no. 1013361 by its sole director in the presence of:
Signature of Witness	Signature of Sole Director
Name of Witness (Block Letters)	Name of Sole Director (Block Letters)

Signed sealed and delivered by BENDON HOLDINGS LIMITED NZ Company no. 480331 by its sole director in the presence of:
Signature of Witness	Signature of Sole Director
Name of Witness (Block Letters)	Name of Sole Director (Block Letters)

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